UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Series, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT

URGENT PROXY VOTING REQUEST

BlackRock Small Cap Growth Fund II

Dear Shareholder:

We are disappointed we have not yet received your proxy vote. Mutual fund regulations require a certain level of shareholder participation, and as one of our valued shareholders, your participation in the voting process is still needed to reach the participation levels required to approve the proposals.

You were previously sent proxy materials for the Special Meeting of Shareholders (the “Meeting”) of BlackRock Small Cap Growth Fund II (the “Fund”), a series of BlackRock Series, Inc., which will be held at 4:00 p.m. (Eastern Time) on August 23, 2017. The adjourned Meeting will be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, New Jersey 08540.

Your vote is very important, and ongoing reminder mailings and solicitation phone calls are costly. Therefore, we strongly encourage you to please vote TODAY by telephone, via the Internet, or by signing and returning the enclosed voting instruction form as soon as possible. Note: If you are receiving this reminder, your financial advisor cannot vote on your behalf.

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.

If you have any questions concerning the proposals or would like to cast your vote with a live proxy voting specialist, please feel free to contact Broadridge Financial Solutions, toll free at 1-855-973-0098.

If you have already voted, thank you for your response.

Vote Now! Your Investment, Your Vote!

SCGR2_BR7

IMPORTANT

URGENT PROXY VOTING REQUEST

BlackRock Small Cap Growth Fund II

Dear Shareholder:

We are disappointed we have not yet received your proxy vote. Mutual fund regulations require a certain level of shareholder participation, and as one of our valued shareholders, your participation in the voting process is still needed to reach the participation levels required to approve the proposals.

You were previously sent proxy materials for the Special Meeting of Shareholders (the “Meeting”) of BlackRock Small Cap Growth Fund II (the “Fund”), a series of BlackRock Series, Inc., which will be held at 4:00 p.m. (Eastern Time) on August 23, 2017. The adjourned Meeting will be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, New Jersey 08540.

Your vote is very important, and ongoing reminder mailings and solicitation phone calls are costly. Therefore, we strongly encourage you to please vote TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card or voting instruction form as soon as possible. Note: If you are receiving this reminder, your financial advisor cannot vote on your behalf.

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.

If you have any questions concerning the proposals, please feel free to contact Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-704-4427.

If you have already voted, thank you for your response.

Vote Now! Your Investment, Your Vote!

SCGR2_CR7